SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2006

A.S.V., INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-25620	41-1459569

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

840 Lily Lane, Grand Rapids, Minnesota 55744

(Address of principal executive offices)

Registrant’s telephone number, including area code: (218) 327-3434
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE

Item 7.01. Regulation FD Disclosure
On January 5, 2006, A.S.V., Inc. (“ASV”) issued a press release disclosing it will be holding a meeting for financial analysts and institutional investors on January 10, 2006. At this meeting, ASV intends to present highlights of its performance, its view of the marketplace and its guidance and strategic focus for 2006. In addition to the analyst presentation, the Company will also display two new models of ASV Posi-Track rubber track loaders. These additions to the ASV product line-up, which will be introduced to ASV dealers on January 9th, are expected to be launched in 2006 and are based on new technology designed to enhance performance and operator comfort.
ASV will conduct a live webcast of the analyst presentation beginning at 5 p.m. central time, Tuesday, January 10th. The audio webcast of the meeting, along with the presentation visuals, will be broadcast over the Internet and can be accessed at either http://www.wsw.com/webcast/asv/ or ASV’s web site, www.asvi.com, in the Investor Relations section under the “About ASV” tab. To listen to the call and view the presentation visuals, go to either of the two Web sites at least 15 minutes prior to the call to register, download and install any needed audio software. A replay of this meeting will be available over the Internet shortly after its conclusion. The Internet replay and presentation visuals will be available for 30 days and can be accessed in the same manner as discussed above. Information regarding the new Posi-Track rubber track loaders will be available on ASV’s website, www.asvi.com following the ASV dealer meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 5, 2006

A.S.V., Inc.
By:	/s/ Gary Lemke
Its: Chief Executive Officer